BANKWELL FINANCIAL GROUP REPORTS OPERATING RESULTS FOR THE SECOND QUARTER, CONTINUED RESERVE BUILD AND MAINTAINS QUARTERLY DIVIDEND
New Canaan, CT – July 28, 2020 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $1.2 million, or $0.16 per share, for the second quarter of 2020, versus $5.6 million, or $0.71 per share, for the same period in 2019. The decline in net income was largely driven by an increase in the loan loss provision due to increased credit risk relating to economic disruption and uncertainty caused by the Coronavirus (COVID-19) pandemic.
The Company's Board of Directors declared a $0.14 per share cash dividend, payable August 24, 2020 to shareholders of record on August 14, 2020.
We recommend reading this earnings release in conjunction with the Second Quarter 2020 Investor Presentation, located at http://investor.mybankwell.com/Presentations and included as an exhibit to our July 28, 2020 Current Report on Form 8-K, for further details regarding the impact of the COVID-19 pandemic on our operations and financial results.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:
"I am thankful for our employees’ exemplary performance during this pandemic. We have performed our role as an essential service provider with the utmost sense of purpose, and have continued to assist our customers and our communities in a meaningful way. Our performance metrics, after adjusting for various COVID-19 related items, highlight a solid foundation for profitability and growth. On the credit side, our loan deferral population stood at approximately 22% as of June 30th. Although the course of our national crisis will be uncertain, I am happy to note that loans on deferral are expected to drop to below 10% during the third quarter."
Second Quarter 2020 Highlights:
•Second quarter provision for loan losses totaled $3.0 million, which included an additional reserve build of $4.9 million related to increased risk due to the COVID-19 pandemic. The increase was partially offset by changes in the loan portfolio composition and growth.
•The allowance for loan losses was $19.7 million and represents 1.22% of total loans as of June 30, 2020, compared to an allowance for loan losses of $13.5 million, representing 0.84% of total loans as of December 31, 2019.
•Funded 381 Paycheck Protection Program (“PPP”) loans for a total of $60.4 million.
•Granted COVID-19 related deferrals on loans (excluding SBA loans which are paid for 6 months by the SBA on behalf of borrowers) totaling $339.9 million. Further detail regarding COVID-19 related loan deferrals is included in the Second Quarter 2020 Investor Presentation.
•Total deposits were $1.6 billion at June 30, 2020 compared to $1.5 billion at December 31, 2019, primarily reflecting a temporary increase in short term time deposits to expand on-balance sheet liquidity.
•Noninterest bearing deposits increased 12% at June 30, 2020 compared to December 31, 2019.
•The loan-to-deposit ratio for the Bank was 99.2% at June 30, 2020, reflecting the above-mentioned increase in deposits.
•Total gross loans were $1.6 billion at June 30, 2020, increasing slightly when compared to December 31, 2019.
•Investment securities totaled $100.6 million and represent 5% of total assets.
•Total noninterest income was $0.6 million for the quarter ended June 30, 2020, or 4% of total revenue.
•The tangible common equity ratio and tangible book value per share, as of June 30, 2020, were 8.21% and $21.70, respectively.

Earnings and Performance
Revenues (net interest income plus noninterest income) for the quarter ended June 30, 2020 were $14.2 million, versus $14.9 million for the quarter ended June 30, 2019. Revenues for the six months ended June 30, 2020 were $28.6 million, versus $30.5 million for the six months ended June 30, 2019. The decrease in revenues was attributable to a decline in income from loan prepayments and the absence of loan sales during the quarter and six month periods ended June 30, 2020 when compared to the same periods in 2019. The decrease in revenues was also driven by lower loan yields as loans are re-priced in the current low interest rate environment. The decrease in revenues was partially offset by a decline in interest expense, driven by lower interest rates on deposits when compared to the same periods in 2019.
Net income for the quarter ended June 30, 2020 was $1.2 million, versus $5.6 million for the quarter ended June 30, 2019. Net income for the six months ended June 30, 2020 was $2.6 million, versus $10.7 million for the six months ended June 30, 2019. The decrease in net income for the quarter and six month periods ended June 30, 2020 when compared to the same periods in 2019 was largely driven by an increase in the provision for loan losses due to COVID-19 related loan loss reserves, an increase in noninterest expense and the aforementioned decline in revenues. The provision for loan losses related to COVID-19 totaled $4.9 million and $7.9 million for the quarter and six months ended June 30, 2020, respectively.
Basic and diluted earnings per share were each $0.16 for the quarter ended June 30, 2020 compared to basic and diluted earnings per share of $0.71 each for the quarter ended June 30, 2019. Basic and diluted earnings per share were each $0.33 for the six months ended June 30, 2020 compared to basic and diluted earnings per share of $1.36 and $1.35, respectively, for the six months ended June 30, 2019.
The net interest margin (fully taxable equivalent basis) for the quarters ended June 30, 2020 and June 30, 2019 was 2.81% and 3.07%, respectively. The net interest margin for the six months ended June 30, 2020 and June 30, 2019 was 2.89% and 3.13%, respectively. The decrease in net interest margin for the quarter and six month periods ended June 30, 2020, when compared to the same periods in 2019, was primarily due to excess cash held at low interest rates to maintain a higher level of liquidity during the COVID-19 pandemic. Excluding the impact of additional liquidity and PPP loans, the net interest margin would increase approximately 21 basis points for the six months ended June 30, 2020.
Financial Condition
Assets totaled $2.0 billion at June 30, 2020, compared to assets of $1.9 billion at December 31, 2019. The increase in assets is primarily driven by an increase in cash and cash equivalents in order to maintain a higher level of liquidity during the COVID-19 pandemic. Gross loans totaled $1.6 billion at June 30, 2020, an increase of $10.2 million compared to December 31, 2019. Deposits totaled $1.6 billion at June 30, 2020, compared to deposits of $1.5 billion at December 31, 2019. The increase in deposits was a result of a temporary increase in short term time deposits to expand on-balance sheet liquidity as well as an increase in noninterest bearing deposits as a result of our ongoing treasury management efforts.
Capital
Shareholders’ equity totaled $170.4 million as of June 30, 2020, a decrease of $12.0 million compared to December 31, 2019, primarily a result of a $12.2 million unfavorable impact to accumulated other comprehensive income driven by fair value marks related to hedge positions involving interest rate swaps, as well as dividends paid of $2.2 million and common stock repurchases of $1.0 million. The decrease was partially offset by net income for the six months ended June 30, 2020 of $2.6 million. The marks on the interest rate swaps are driven by lower long term market interest rates in 2020 when compared to 2019. The Company's interest rate swaps are primarily used to hedge interest rate risk. The Company's current interest rate swap positions will cause a decrease to other comprehensive income in a falling interest rate environment and an increase in a rising interest rate environment. As of June 30, 2020, the tangible common equity ratio and tangible book value per share were 8.21% and $21.70, respectively.

About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking needs of residents and businesses throughout Fairfield and New Haven Counties, Connecticut. For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Penko Ivanov, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include, but are not limited to, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, uncertain impacts of, or additional changes in, monetary, fiscal or tax policy to address the impact of COVID-19, prolonged measures to contain the spread of COVID-19 or premature easing of such containment measures, either of which could further exacerbate the effects on the Company’s business and results of operations, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.
Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity and tangible book value per share are useful to evaluate the relative strength of the Company's capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	June 30, 2020	March 31, 2020	December 31, 2019	June 30, 2019
ASSETS
Cash and due from banks	$201,380	$203,569	$78,051	$75,647
Federal funds sold	5,886	6,427	—	3,237
Cash and cash equivalents	207,266	209,996	78,051	78,884

Investment securities
Marketable equity securities, at fair value	2,195	2,289	2,118	2,090
Available for sale investment securities, at fair value	82,220	82,342	82,439	93,017
Held to maturity investment securities, at amortized cost	16,196	16,252	16,308	21,318
Total investment securities	100,611	100,883	100,865	116,425
Loans receivable (net of allowance for loan losses of $19,662, $16,686, $13,509, and $13,890 at June 30, 2020, March 31, 2020, December 31, 2019, and June 30, 2019, respectively)	1,590,995	1,602,146	1,588,840	1,551,620
Other real estate owned	180	—	—	1,217
Accrued interest receivable	6,774	5,867	5,959	6,165
Federal Home Loan Bank stock, at cost	7,835	6,507	7,475	7,475
Premises and equipment, net	27,177	27,835	28,522	29,060
Bank-owned life insurance	42,167	41,926	41,683	41,178
Goodwill	2,589	2,589	2,589	2,589
Other intangible assets	178	196	214	251
Deferred income taxes, net	11,352	10,009	5,788	5,596
Other assets	46,511	45,671	22,196	19,205
Total assets	$2,043,635	$2,053,625	$1,882,182	$1,859,665

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$214,789	$168,448	$191,518	$161,704
Interest bearing deposits	1,405,175	1,512,684	1,300,385	1,316,027
Total deposits	1,619,964	1,681,132	1,491,903	1,477,731

Advances from the Federal Home Loan Bank	175,000	125,000	150,000	150,000
Subordinated debentures	25,233	25,220	25,207	25,181
Accrued expenses and other liabilities	53,078	52,059	32,675	29,813
Total liabilities	1,873,275	1,883,411	1,699,785	1,682,725

Shareholders’ equity
Common stock, no par value	120,381	119,953	120,589	120,064
Retained earnings	69,712	69,595	69,324	63,801
Accumulated other comprehensive loss	(19,733)	(19,334)	(7,516)	(6,925)
Total shareholders’ equity	170,360	170,214	182,397	176,940

Total liabilities and shareholders’ equity	$2,043,635	$2,053,625	$1,882,182	$1,859,665

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended				For the Six Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	June 30, 2019	June 30, 2020	June 30, 2019
Interest and dividend income
Interest and fees on loans	$18,459	$18,985	$18,648	$19,540	$37,444	$39,636
Interest and dividends on securities	778	825	858	992	1,603	1,989
Interest on cash and cash equivalents	86	286	427	514	372	897
Total interest and dividend income	19,323	20,096	19,933	21,046	39,419	42,522

Interest expense
Interest expense on deposits	4,810	5,709	5,948	6,319	10,519	12,419
Interest expense on borrowings	876	1,101	1,103	1,132	1,977	2,235
Total interest expense	5,686	6,810	7,051	7,451	12,496	14,654

Net interest income	13,637	13,286	12,882	13,595	26,923	27,868
Provision (credit) for loan losses	2,999	3,185	310	(841)	6,184	(646)
Net interest income after provision (credit) for loan losses	10,638	10,101	12,572	14,436	20,739	28,514

Noninterest income
Bank owned life insurance	241	243	250	254	484	503
Service charges and fees	171	217	247	263	388	512
Gains and fees from sales of loans	—	—	382	617	—	706
Net gain on sale of available for sale securities	—	—	—	76	—	76
Other	165	612	169	126	777	847
Total noninterest income	577	1,072	1,048	1,336	1,649	2,644

Noninterest expense
Salaries and employee benefits	5,227	5,380	5,162	4,555	10,607	9,391
Occupancy and equipment	2,235	1,909	1,928	1,833	4,144	3,720
Data processing	493	536	499	551	1,029	1,063
Professional services	434	711	402	519	1,145	1,109
Director fees	287	295	224	215	582	404
FDIC insurance	283	70	—	76	353	199
Marketing	199	162	220	348	361	541
Amortization of intangibles	18	18	18	19	36	38
Other	546	578	771	639	1,124	1,265
Total noninterest expense	9,722	9,659	9,224	8,755	19,381	17,730

Income before income tax expense	1,493	1,514	4,396	7,017	3,007	13,428
Income tax expense	279	151	924	1,441	430	2,772
Net income	$1,214	$1,363	$3,472	$5,576	$2,577	$10,656

Earnings Per Common Share:
Basic	$0.16	$0.17	$0.44	$0.71	$0.33	$1.36
Diluted	$0.16	$0.17	$0.44	$0.71	$0.33	$1.35

Weighted Average Common Shares Outstanding:
Basic	7,715,094	7,750,135	7,745,227	7,773,466	7,732,615	7,766,999
Diluted	7,715,295	7,778,762	7,773,780	7,790,760	7,748,104	7,791,975
Dividends per common share	$0.14	$0.14	$0.13	$0.13	$0.28	$0.26

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarter Ended				For the Six Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	June 30, 2019	June 30, 2020	June 30, 2019
Performance ratios:
Return on average assets(1)	0.23%	0.29%	0.73%	1.20%	0.26%	1.15%
Return on average stockholders' equity(1)	2.82%	3.03%	7.68%	12.48%	2.92%	12.05%
Return on average tangible common equity(1)	2.86%	3.07%	7.80%	12.68%	2.97%	12.24%
Net interest margin	2.81%	2.98%	2.92%	3.07%	2.89%	3.13%
Efficiency ratio(2)	68.2%	67.1%	66.1%	58.6%	67.7%	58.0%
Net loan charge-offs as a % of average loans	—%	—%	—%	0.04%	—%	0.06%
Dividend payout ratio(3)	87.50%	82.35%	29.55%	18.31%	84.85%	19.26%
(1)June 30, 2020 and March 31, 2020 performance ratios are negatively impacted by incremental COVID-19 related loan loss reserves totaling approximately $4.9 million and $3.0 million, respectively. Please refer to the Second and First Quarter 2020 Investor Presentations for more detailed information on the impact of the incremental loan COVID-19 related loss reserve on the Company’s performance ratios.
(2)Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.
(3)The dividend payout ratio is calculated by dividing dividends per share by earnings per share.

	As of
	June 30, 2020	March 31, 2020	December 31, 2019	June 30, 2019
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets(1)	12.44%	12.14%	12.53%	12.40%
Total Capital to Risk-Weighted Assets(1)	13.63%	13.13%	13.35%	13.26%
Tier I Capital to Risk-Weighted Assets(1)	12.44%	12.14%	12.53%	12.40%
Tier I Capital to Average Assets(1)	9.93%	10.84%	10.99%	10.75%
Tangible common equity to tangible assets	8.21%	8.16%	9.56%	9.38%
Tangible book value per common share(2)	$21.70	$21.69	$23.15	$22.47
(1)Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.
(2)Excludes unvested restricted shares of 165,708, 154,012, 110,975, and 94,598 as of June 30, 2020, March 31, 2020, December 31, 2019, and June 30, 2019, respectively.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	June 30, 2020	March 31, 2020	December 31, 2019	June 30, 2019
Allowance for loan losses:
Balance at beginning of period	$16,686	$13,509	$13,212	$15,430
Charge-offs:
Residential real estate	—	—	—	(565)
Commercial business	—	(8)	(13)	(130)
Consumer	(23)	(2)	(5)	(13)
Total charge-offs	(23)	(10)	(18)	(708)
Recoveries:
Commercial business	—	1	1	6
Consumer	—	1	4	3
Total recoveries	—	2	5	9
Net loan charge-offs	(23)	(8)	(13)	(699)
Provision for loan losses	2,999	3,185	310	(841)
Balance at end of period	$19,662	$16,686	$13,509	$13,890

	As of
	June 30, 2020	March 31, 2020	December 31, 2019	June 30, 2019
Asset quality:
Nonaccrual loans
Residential real estate	$1,622	$1,532	$1,560	$1,716
Commercial real estate	5,172	5,339	5,222	4,535
Commercial business	3,783	3,783	3,806	5,437
Total nonaccrual loans	10,577	10,654	10,588	11,688
Other real estate owned	180	—	—	1,217
Total nonperforming assets	$10,757	$10,654	$10,588	$12,905

Nonperforming loans as a % of total loans	0.66%	0.66%	0.66%	0.75%
Nonperforming assets as a % of total assets	0.53%	0.52%	0.56%	0.69%
Allowance for loan losses as a % of total loans	1.22%	1.03%	0.84%	0.89%
Allowance for loan losses as a % of nonperforming loans	185.89%	156.62%	127.59%	118.84%

Total nonaccrual loans were $10.6 million as of June 30, 2020, of which $4.6 million are guaranteed by the Small Business Administration (SBA). Nonperforming assets as a percentage of total assets was 0.53% at June 30, 2020, down from 0.56% at December 31, 2019. The allowance for loan losses at June 30, 2020 was $19.7 million, representing 1.22% of total loans. The $6.2 million increase in the allowance for loan losses at June 30, 2020 when compared to December 31, 2019 was primarily due to incremental loan loss reserves for increased credit risk relating to economic disruption and uncertainty caused by the COVID-19 pandemic.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

Period End Loan Composition	June 30, 2020	March 31, 2020	December 31, 2019	Current QTD % Change	YTD % Change
Residential Real Estate	$128,683	$139,353	$147,109	(7.7)%	(12.5)%
Commercial Real Estate(1)	1,110,562	1,131,206	1,128,614	(1.8)	(1.6)
Construction	94,523	107,594	98,583	(12.1)	(4.1)
Total Real Estate Loans	1,333,768	1,378,153	1,374,306	(3.2)	(2.9)

Commercial Business	280,811	242,705	230,028	15.7	22.1

Consumer	87	113	150	(23.0)	(42.0)
Total Loans	$1,614,666	$1,620,971	$1,604,484	(0.4)%	0.6%

(1) Includes owner occupied commercial real estate.

Period End Deposit Composition	June 30, 2020	March 31, 2020	December 31, 2019	Current QTD % Change	YTD % Change
Noninterest bearing demand	$214,789	$168,448	$191,518	27.5%	12.2%
NOW	87,239	69,562	70,020	25.4	24.6
Money Market	482,462	455,634	419,495	5.9	15.0
Savings	162,891	164,673	183,729	(1.1)	(11.3)
Time	672,583	822,815	627,141	(18.3)	7.2
Total Deposits	$1,619,964	$1,681,132	$1,491,903	(3.6)%	8.6%

Total deposits were $1.6 billion at June 30, 2020 compared to $1.5 billion at December 31, 2019, an increase of $0.1 billion, or 8.6%. The increase in total deposits was primarily a result of a temporary increase in short term time deposits to expand on-balance sheet liquidity as well as an increase in noninterest bearing deposits as a result of our ongoing treasury management efforts.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	June 30, 2020	March 31, 2020	June 30, 2019	June 20 vs. March 20 % Change	June 20 vs. June 19 % Change
Bank owned life insurance	$241	$243	$254	(0.8)%	(5.1)%
Service charges and fees	171	217	263	(21.2)	(35.0)
Gains and fees from sales of loans	—	—	617	N/A	(100.0)
Net gain on sale of available for sale securities	—	—	76	N/A	(100.0)
Other	165	612	126	(73.0)	31.0
Total noninterest income	$577	$1,072	$1,336	(46.2)%	(56.8)%

	For the Six Months Ended
Noninterest income	June 30, 2020	June 30, 2019	% Change
Bank owned life insurance	$484	$503	(3.8)%
Service charges and fees	388	512	(24.2)
Gains and fees from sales of loans	—	706	(100.0)
Net gain on sale of available for sale securities	—	76	(100.0)
Other	777	847	(8.3)
Total noninterest income	$1,649	$2,644	(37.6)%
Noninterest income decreased by $0.8 million, or 57%, to $0.6 million for the quarter ended June 30, 2020 compared to the quarter ended June 30, 2019. Noninterest income decreased by $1.0 million, or 38%, to $1.6 million for the six months ended June 30, 2020 compared to the six months ended June 30, 2019.
The decrease in noninterest income was primarily a result of the absence of gains and fees from the sales of loans for the quarter and six months ended June 30, 2020 compared to the same periods in 2019. In addition, the decrease in noninterest income was also driven by certain waived service charges and fees on depository accounts as a courtesy to customers during the COVID-19 pandemic.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST EXPENSE (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest expense	June 30, 2020	March 31, 2020	June 30, 2019	June 20 vs. March 20 % Change	June 20 vs. June 19 % Change
Salaries and employee benefits	$5,227	$5,380	$4,555	(2.8)%	14.8%
Occupancy and equipment	2,235	1,909	1,833	17.1	21.9
Data processing	493	536	551	(8.0)	(10.5)
Professional services	434	711	519	(39.0)	(16.4)
Director fees	287	295	215	(2.7)	33.5
FDIC insurance	283	70	76	304.3	272.4
Marketing	199	162	348	22.8	(42.8)
Amortization of intangibles	18	18	19	—	(5.3)
Other	546	578	639	(5.5)	(14.6)
Total noninterest expense	$9,722	$9,659	$8,755	0.7%	11.0%

	For the Six Months Ended
Noninterest expense	June 30, 2020	June 30, 2019	% Change
Salaries and employee benefits	$10,607	$9,391	12.9%
Occupancy and equipment	4,144	3,720	11.4
Professional services	1,145	1,109	3.2
Data processing	1,029	1,063	(3.2)
Director fees	582	404	44.1
Marketing	361	541	(33.3)
FDIC insurance	353	199	77.4
Amortization of intangibles	36	38	(5.3)
Other	1,124	1,265	(11.1)
Total noninterest expense	$19,381	$17,730	9.3%
Noninterest expense increased by $1.0 million, or 11%, to $9.7 million for the quarter ended June 30, 2020 compared to the quarter ended June 30, 2019. Noninterest expense increased by $1.7 million, or 9.3%, to $19.4 million for the six months ended June 30, 2020 compared to the six months ended June 30, 2019. The increase in noninterest expense was primarily driven by an increase in salaries and employee benefits and occupancy and equipment expense.
Salaries and employee benefits totaled $5.2 million for the quarter ended June 30, 2020, an increase of $0.7 million when compared to the same period in 2019. Salaries and employee benefits totaled $10.6 million for the six months ended June 30, 2020, an increase of $1.2 million when compared to the same period in 2019. The increase in salaries and employee benefits was primarily driven by an increase in full time equivalent employees. Full time equivalent employees totaled 152 at June 30, 2020 compared to 144 for the same period in 2019. Average full time equivalent employees totaled 154 for the six months ended June 30, 2020 compared to 141 for the same period in 2019.
Occupancy and equipment expense totaled $2.2 million for the quarter ended June 30, 2020, an increase of $0.4 million when compared to the same period in 2019. Occupancy and equipment expense totaled $4.1 million for the six months ended June 30, 2020, an increase of $0.4 million when compared to the same period in 2019. The increase in occupancy and equipment expense was primarily due to additional cleaning costs associated with precautions taken to prevent the spread of COVID-19.

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	June 30, 2020	March 31, 2020	December 31, 2019	June 30, 2019
Total Equity	$170,360	$170,214	$182,397	$176,940
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	178	196	214	251
Tangible Common Equity	$167,593	$167,429	$179,594	$174,100

Total Assets	$2,043,635	$2,053,625	$1,882,182	$1,859,665
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	178	196	214	251
Tangible Assets	$2,040,868	$2,050,840	$1,879,379	$1,856,825

Tangible Common Equity to Tangible Assets	8.21%	8.16%	9.56%	9.38%

	As of
Computation of Tangible Book Value per Common Share	June 30, 2020	March 31, 2020	December 31, 2019	June 30, 2019
Total shareholders' equity	$170,360	$170,214	$182,397	$176,940
Less:
Preferred stock	—	—	—	—
Common shareholders' equity	$170,360	$170,214	$182,397	$176,940
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	178	196	214	251
Tangible common shareholders' equity	$167,593	$167,429	$179,594	$174,100
Common shares	7,887,503	7,871,419	7,868,803	7,841,103
Less:
Shares of unvested restricted stock	165,708	154,012	110,975	94,598
Common shares less unvested restricted stock	7,721,795	7,717,407	7,757,828	7,746,505
Book value per share	$22.06	$22.06	$23.51	$22.84
Less:
Effects of intangible assets	$0.36	$0.36	$0.36	$0.37

Tangible Book Value per Common Share	$21.70	$21.69	$23.15	$22.47

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited) - Continued
(Dollars in thousands)

	For the Quarter Ended				For the Six Months Ended
Computation of Efficiency Ratio	June 30, 2020	March 31, 2020	December 31, 2019	June 30, 2019	June 30, 2020	June 30, 2019
Noninterest expense	$9,722	$9,659	$9,224	$8,755	$19,381	$17,730
Less:
Amortization of intangible assets	18	18	18	19	36	38
Other real estate owned expenses	6	—	—	24	6	24
Adjusted noninterest expense	$9,698	$9,641	$9,206	$8,712	$19,339	$17,668
Net interest income	$13,637	$13,286	$12,882	$13,595	$26,923	$27,868
Noninterest income	577	1,072	1,048	1,336	1,649	2,644
Less:
Net gain on sale of available for sale securities	—	—	—	76	—	76
Operating revenue	$14,214	$14,358	$13,930	$14,855	$28,572	$30,436

Efficiency ratio	68.2%	67.1%	66.1%	58.6%	67.7%	58.0%

	For the Quarter Ended				For the Six Months Ended
Computation of Return on Average Tangible Common Equity	June 30, 2020	March 31, 2020	December 31, 2019	June 30, 2019	June 30, 2020	June 30, 2019
Net Income Attributable to Common Shareholders	$1,214	$1,363	$3,472	$5,576	$2,577	$10,656
Total average shareholders' equity	$173,289	$181,127	$179,312	$179,217	$177,204	$178,387
Less:
Average Goodwill	2,589	2,589	2,589	2,589	2,589	2,589
Average Other intangibles	190	208	226	264	199	273
Average tangible common equity	$170,510	$178,330	$176,497	$176,364	$174,416	$175,525

Annualized Return on Average Tangible Common Equity	2.86%	3.07%	7.80%	12.68%	2.97%	12.24%

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	June 30, 2020			June 30, 2019
	Average Balance	Interest	Yield/ Rate (5)	Average Balance	Interest	Yield/ Rate (5)
Assets:
Cash and Fed funds sold	$234,979	$86	0.15%	$92,493	$514	2.23%
Securities(1)	95,421	738	3.09	119,999	945	3.15
Loans:
Commercial real estate	1,088,390	12,808	4.66	1,052,936	13,201	4.96
Residential real estate	134,295	1,251	3.73	170,180	1,630	3.83
Construction(2)	100,282	1,101	4.34	85,933	1,147	5.28
Commercial business	288,605	3,297	4.52	252,814	3,558	5.57
Consumer	111	2	8.71	270	4	6.54
Total loans	1,611,683	18,459	4.53	1,562,133	19,540	4.95
Federal Home Loan Bank stock	7,472	92	4.93	7,474	116	6.23
Total earning assets	1,949,555	$19,375	3.93%	1,782,099	$21,115	4.69%
Other assets	129,247			85,117
Total assets	$2,078,802			$1,867,216

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$74,050	$31	0.17%	$64,316	$28	0.17%
Money market	464,230	862	0.75	444,848	1,847	1.67
Savings	162,283	295	0.73	174,626	743	1.71
Time	765,103	3,622	1.90	644,723	3,701	2.30
Total interest bearing deposits	1,465,666	4,810	1.32	1,328,513	6,319	1.91
Borrowed Money	188,557	876	1.84	175,172	1,132	2.56
Total interest bearing liabilities	1,654,223	$5,686	1.38%	1,503,685	$7,451	1.99%
Noninterest bearing deposits	198,253			159,021
Other liabilities	53,037			25,293
Total liabilities	1,905,513			1,687,999
Shareholders' equity	173,289			179,217
Total liabilities and shareholders' equity	$2,078,802			$1,867,216
Net interest income(3)		$13,689			$13,664
Interest rate spread			2.55%			2.70%
Net interest margin(4)			2.81%			3.07%
(1)Average balances and yields for securities are based on amortized cost.
(2)Includes commercial and residential real estate construction.
(3)The adjustment for securities and loans taxable equivalency amounted to $52 thousand and $69 thousand for the quarters ended June 30, 2020 and 2019, respectively.
(4)Annualized net interest income as a percentage of earning assets.
(5)Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - YTD (unaudited)
(Dollars in thousands)

	For the Six Months Ended
	June 30, 2020			June 30, 2019
	Average Balance	Interest	Yield/ Rate (5)	Average Balance	Interest	Yield/ Rate (5)
Assets:
Cash and Fed funds sold	$154,321	$372	0.48%	$82,854	$897	2.18%
Securities(1)	96,932	1,513	3.12	118,792	1,877	3.16
Loans:
Commercial real estate	1,098,550	25,839	4.65	1,059,247	25,586	4.80
Residential real estate	139,059	2,607	3.75	173,353	3,333	3.85
Construction(2)	100,338	2,316	4.57	83,549	2,271	5.41
Commercial business	273,767	6,676	4.82	264,648	8,436	6.34
Consumer	133	6	8.51	296	10	6.48
Total loans	1,611,847	37,444	4.60	1,581,093	39,636	4.99
Federal Home Loan Bank stock	7,401	195	5.30	7,531	253	6.72
Total earning assets	1,870,501	$39,524	4.18%	1,790,270	$42,663	4.74%
Other assets	122,060			82,023
Total assets	$1,992,561			$1,872,293

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$70,990	$59	0.17%	$61,579	$75	0.25%
Money market	451,388	2,354	1.05	458,884	3,829	1.68
Savings	173,875	967	1.12	177,482	1,512	1.72
Time	702,853	7,139	2.04	636,156	7,003	2.22
Total interest bearing deposits	1,399,106	10,519	1.51	1,334,101	12,419	1.88
Borrowed Money	180,575	1,977	2.17	175,343	2,235	2.54
Total interest bearing liabilities	1,579,681	$12,496	1.59%	1,509,444	$14,654	1.96%
Noninterest bearing deposits	188,722			161,239
Other liabilities	46,954			23,223
Total liabilities	1,815,357			1,693,906
Shareholders' equity	177,204			178,387
Total liabilities and shareholders' equity	$1,992,561			$1,872,293
Net interest income(3)		$27,028			$28,009
Interest rate spread			2.59%			2.78%
Net interest margin(4)			2.89%			3.13%

(1)Average balances and yields for securities are based on amortized cost.
(2)Includes commercial and residential real estate construction.
(3)The adjustment for securities and loans taxable equivalency amounted to $105 thousand and $141 thousand for the six months ended June 30, 2020 and 2019, respectively.
(4)Annualized net interest income as a percentage of earning assets.
(5)Yields are calculated using the contractual day count convention for each respective product type.